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                                                                    EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 in connection with the 2006 Stock Option and Equity compensation Plan of our report on the consolidated financial statements of Pacific Continental Corporation, included in the Annual Report to Shareholders of Pacific Continental Corporation for the year ended December 31, 2004.

/s/ Zirkle, Long, Trigueiro & Ward, L.L.C

Zirkle, Long, Trigueiro & Ward, L.L.C

Eugene, Oregon
May 31, 2006